Exhibit 8.2

Hunter Maritime Acquisition Corp. c/o MI Management Company Trust Company Complex, Suite 206 Ajeltake Road P.O. Box 3055 Majuro, Marshall Islands MH96960

November 7, 2016

Ladies and Gentlemen,

Re:	Hunter Maritime Acquisition Corp.

We have acted as counsel to Hunter Maritime Acquisition Corp. (the “Company”), a company incorporated under the laws of the Marshall Islands, in connection with the Company’s registration statement on Form F-1 (Registration No. 333-214058), as filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 11, 2016 and as thereafter amended or supplemented (the “Registration Statement”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) of the Company’s units (the “Units”), each such Unit consisting of one Class A common share, $0.0001 per share (the “Common Shares”) and one-half of one warrant (the “Warrants”), each whole Warrant entitling the holder thereof to purchase one Common Share.

In formulating our opinion, we have examined such documents as we have deemed appropriate, including the Registration Statement. We have also obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Based on the facts as set forth in the Registration Statement, we hereby confirm that the opinions of Argo Law and discussions of Belgian tax matters expressed in the Registration Statement in the section entitled “Taxation—Belgian Tax Considerations” accurately state our views as to the tax matters discussed therein.

Our opinions are based on the current provisions of the Belgian Income Tax Code 1992 and the Belgian Various Duties and Taxes Code as presently in force, and as generally interpreted and applied by the Belgian courts and authorities on the same date. Our opinion may be affected by amendments to the tax law or to the regulations thereunder or by subsequent judicial or administrative interpretations thereof, which might be enacted or applied with retroactive effect. No opinion is expressed on any matters other than those specifically referred to above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters”, “Summary—The Offering”, “Risk Factors” and “Taxation—Belgium Tax Considerations” in the Registration Statement, without admitting we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Philippe Rens

Philippe Rens

For and on behalf of Argo Law BCVBA

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